UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2009

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On March 16, 2009, the registrant, Solo Cup Company (the “Company”), issued a press release announcing summary financial results for the fiscal year ended December 28, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release and the tables to the press release contain non-GAAP financial measures as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Management reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures provide a view to measures similar to those used in evaluating our compliance with certain financial covenants under our Credit Agreement dated February 27, 2004, as amended and provide financial statement users meaningful comparisons between current and prior period results. They are also used as a metric to determine certain components of performance-based compensation. Those non-GAAP financial measures may be inconsistent with similar measures presented by other companies and should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s financial results reported in accordance with GAAP, or as alternative measures of liquidity.

ITEM 9.01	Financial Statements and Exhibits.

The following exhibit is furnished herewith:

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Solo Cup Company dated March 16 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Chief Financial Officer

Date: March 17, 2009

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